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Exhibit 3.2

CERTIFICATE OF AMENDMENT
OF
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ZOGENIX, INC.

        Zogenix, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

  1.
  The Corporation, which was originally known as SJ2 Therapeutics, Inc., originally filed its Certificate of Incorporation on May 11, 2006.

  2.
  That by action taken by the Board of Directors at a meeting held on May 20, 2008, resolutions were duly adopted setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        THEREFORE, BE IT RESOLVED, that the Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking the first sentence of Section 5(d) of Article V thereof and by substituting in lieu of said sentence the following:

        "The Board of Directors shall consist of eight (8) members."

  3.
  That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote in accordance with the provisions of Section 228 of the DGCL.

  4.
  That said Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 of the DGCL.

        IN WITNESS WHEREOF, Zogenix, Inc. has caused this Certificate to be signed by Roger L. Hawley, its Chief Executive Officer, this 23rd day of May, 2008.

Zogenix, Inc., a Delaware corporation
By:	/s/ ROGER L. HAWLEY
Name: Roger L. Hawley Title: Chief Executive Officer

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  Exhibit 3.2
CERTIFICATE OF AMENDMENT OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ZOGENIX, INC.